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                                                               Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60169 of Datascope Corp. on Form S-8 of our report dated July 26, 1995, appearing in this Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 1995.


/s/ DELOITTE & TOUCHE LLP
----------------------------
New York, New York
September 27, 1995